EXHIBIT 4.9
                                  -----------

                                                                [EXECUTION COPY]

                    TRANCHE II REVOLVING AGREEMENT (SERIES A)
                    -----------------------------------------

     TRANCHE II REVOLVING AGREEMENT (SERIES A) dated as of July 15, 1998 between CANANDAIGUA BRANDS, INC., the Tranche II Revolving Lenders party hereto and THE CHASE MANHATTAN BANK, as Administrative Agent.

     Canandaigua Brands, Inc., the Subsidiary Guarantors named therein, the lenders named therein (including the Tranche II Revolving Lenders party hereto), The Chase Manhattan Bank, as Administrative Agent, and Credit Suisse First Boston, The First National Bank of Chicago, Fleet National Bank and The Bank of Nova Scotia, as Co-Agents, are parties to a Credit Agreement dated as of December 19, 1997 (the "Credit Agreement"). Terms defined in the Credit Agreement are used herein as defined therein.

     Pursuant to Section 2.01(c) of the Credit Agreement, the Borrower has requested the Lenders to issue commitments to provide up to $100,000,000 of Tranche II Revolving Commitments (Series A) (the "Series A Commitments"). The Tranche II Revolving Lenders signatory to this Agreement have agreed to extend such commitments and, accordingly, the parties hereto hereby agree as follows:

     SECTION 1. SERIES A COMMITMENTS. Each Tranche II Revolving Lender executing this Agreement hereby agrees, subject to the terms and conditions set forth in the Credit Agreement, to make Tranche II Revolving Loans (herein, the "Series A Loans") to the Borrower, and to participate in Swingline Loans and Letters of Credit as provided in Sections 2.05 and 2.06, respectively, of the Credit Agreement, from time to time during the Revolving Availability Period, in an aggregate principal amount that will not result in (i) such Lender's Tranche II Revolving Exposure in respect of Loans and participations in Swingline Loans and Letters of Credit made pursuant to its Series A Commitment (herein, such Lender's "Series A Exposure") exceeding such Lender's Series A Commitment, (ii) the sum of the total Series A Exposures of all of the Tranche II Revolving Lenders exceeding $100,000,000 or (iii) the sum of the total Tranche II Revolving Exposures (including the Series A Exposures) of all of the Lenders exceeding $200,000,000. Within the foregoing limits and subject to the terms and conditions set forth herein and in the Credit Agreement, the Borrower may borrow, prepay and reborrow Series A Loans.

     SECTION 2. REPAYMENT, ETC. The Borrower hereby acknowledges and confirms that it has agreed, under the terms of the Credit Agreement, to repay any amounts of Series A Loans borrowed under the Credit Agreement when and as the same become due and payable. The Borrower agrees that the interest options and Applicable Rates on any Series A Loans (and on any Letters of Credit issued under the Series A Commitments) shall be the same as those

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presently  provided for Revolving  Loans (or Letters of Credit) under the Credit
Agreement, and that the facility fee in respect of the Series A Commitments shall be the same as that presently provided for Revolving Commitments under the Credit Agreement. The Borrower hereby agrees upon the effectiveness of this Agreement as provided in Section 3 below to pay to each Tranche II Revolving Lender executing this Agreement an upfront fee equal to 1/8 of 1% of such Tranche II Revolving Lender's Series A Commitments as set forth in Annex I hereto.

     SECTION 3. MISCELLANEOUS. This Agreement shall be construed in accordance with and governed by the law of the State of New York. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

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                                       3


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        CANANDAIGUA BRANDS, INC.


                                        By /s/ Thomas S. Summer
                                           -----------------------------------
                                           Title: SR. Vice President and Chief
                                                  Financial Officer


     By its signature below each Subsidiary Guarantor acknowledges and consents to the foregoing Agreement and confirms that the obligations of the Borrower in respect of Series A Loans under the Credit Agreement are entitled to the benefits of the Guarantee of each Subsidiary Guarantor in Article III of the Credit Agreement and shall constitute "Guaranteed Obligations" (as defined therein) under and for all purposes of the Credit Agreement.


                              SUBSIDIARY GUARANTORS
                              ---------------------

BATAVIA WINE CELLARS, INC.
CANANDAIGUA EUROPE LIMITED
CANANDAIGUA WINE COMPANY, INC
ROBERTS TRADING CORP.                   BARTON FINANCIAL CORPORATION


By /s/ Thomas S. Summer                 By /s/ David S. Sorce
   --------------------------------        ----------------------------------
  Title: Treasurer                        Title: Vice President


BARTON INCORPORATED
BARTON BRANDS, LTD.
BARTON BEERS, LTD.
BARTON BRANDS OF CALIFORNIA, INC.
BARTON BRANDS OF GEORGIA, INC.
BARTON DISTILLERS IMPORT CORP.
MONARCH IMPORT COMPANY
STEVENS POINT BEVERAGE CO.
THE VIKING DISTILLERY, INC.


By /s/ Robert Sands
   --------------------------------
  Title: Vice President


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                                        TRANCHE II REVOLVING LENDERS
                                        ----------------------------


                                        THE CHASE MANHATTAN BANK,
                                         as Tranche II Revolving Lender and as
                                         Administrative Agent

                                        By /s/ Carol A. Ulmer
                                           -----------------------------------
                                          Title: Vice President


                                        THE BANK OF NOVA SCOTIA
                                         as Tranche II Revolving Lender and as
                                         Co-Agent

                                        By /s/ J. Alan Edwards
                                           -----------------------------------
                                          Title: Authorized Signatory


                                        CREDIT SUISSE FIRST BOSTON
                                         as Tranche II Revolving Lender and as
                                         Co-Agent

                                        By /s/ Chris T. Horgan
                                           -----------------------------------
                                          Title: Vice President

                                        By /s/ Joel Gladowski
                                           -----------------------------------
                                          Title: Managing Director


                                        THE FIRST NATIONAL BANK OF CHICAGO
                                         as Tranche II Revolving Lender and as
                                         Co-Agent

                                        By /s/ Amy L. Robbins
                                           -----------------------------------
                                          Title: Vice President

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                                       5


                                        FLEET NATIONAL BANK
                                         as Tranche II Revolving Lender and as
                                         Co-Agent

                                        By /s/ Martin K. Birmingham
                                           -----------------------------------
                                          Title: Vice President


                                        FIRST UNION NATIONAL BANK

                                        By /s/ Robert A. Brown
                                           -----------------------------------
                                          Title: Vice President


                                        BANK OF TOKYO-MITSUBISHI TRUST COMPANY

                                        By /s/ Jim Brown
                                           -----------------------------------
                                          Title: Vice President


                                        COOPERATIEVE CENTRALE RAIFFEISEN-
                                        BOERENLEENBANK B.A. "RABOBANK
                                        NEDERLAND", NEW YORK BRANCH
                                                                            DSR
                                        By /s/ Angelo J. Balestrieri
                                           -----------------------------------
                                          Title: Vice President

                                        By /s/ W. Pieter c. Kodde
                                           -----------------------------------
                                          Title: Vice President


                                        SANWA BANK LTD.

                                        By /s/ Stephen C. Small
                                           -----------------------------------
                                          Title: Vice President & Area Manager

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                                       6


                                        STATE STREET BANK AND TRUST COMPANY

                                        By /s/ Christopher Del Signore
                                           -----------------------------------
                                          Title: Assistant Vice President


                                        SUNTRUST BANK, ATLANTA

                                        By /s/ Robert V. Honeycutt
                                           -----------------------------------
                                          Title: Vice President

                                        By /s/ F. Steven Parrish
                                           -----------------------------------
                                          Title: Vice President


                                        WELLS FARGO BANK, N.A.

                                        By /s/ Clifford Lawrence
                                           -----------------------------------
                                          Title: Vice President

                    TRANCHE II REVOLVING AGREEMENT (SERIES A)
            AMONG THE COMPANY, ITS PRINCIPAL OPERATING SUBSIDIARIES,
              AND CERTAIN BANKS FOR WHICH THE CHASE MANHATTAN BANK
                          ACTS AS ADMINISTRATIVE AGENT


                               THE OMITTED ANNEX
                               -----------------



                            ANNEX I   -    Commitments